UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Signature Eyewear, Inc.
(Name of Registrant as Specified in its Charter)
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SIGNATURE EYEWEAR, INC.
498 North Oak Street
Inglewood, CA 90302

June 6, 2005

Dear Shareholders:

We cordially invite you to attend the 2005 Annual Meeting of Shareholders. The meeting will be held on June 23, 2005 at 10:00 a.m. at 498 North Oak Street, Inglewood, CA 90302.

We have enclosed the Notice of the 2005 Annual Meeting of Shareholders, the Proxy Statement, the proxy card, a postage prepaid return envelope and a copy of our Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 2004.

At the meeting, you will be asked to elect five directors. We will also report on our performance in fiscal 2004 and answer your questions regarding Signature Eyewear and our financial results for the first six months fiscal 2005.

During the past year, we have continued to focus our efforts on rebuilding our business, including expanding our product line and broadening our customer base. The results of these efforts are beginning to be realized, as we returned to profitability in the first quarter of fiscal 2005 and launched our Hummer Eyegear line at the end of March of this year pursuant to our license agreement with General Motors Corporation. We also plan to launch two new lines in the fall of 2005—bebe sunwear and a line of Burton Morris Eyewear by Dakota Smith. The Burton Morris eyewear collection line is through our collaboration with the internationally renowned contemporary artist Burton Morris.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card, even if you plan to attend the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Michael Prince
Chief Executive Officer

SIGNATURE EYEWEAR, INC.
498 North Oak Street
Inglewood, CA 90302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 23, 2005

TO OUR SHAREHOLDERS:

Notice is hereby given to the holders of Common Stock of Signature Eyewear, Inc. that the Annual Meeting of Shareholders will be held on June 23, 2005 at 10:00 a.m. (California time) at our corporate headquarters at 498 North Oak Street, Inglewood, California.

At the Annual Meeting we will ask you to:

1. Elect five directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Edward Meltzer, Drew Miller, Ted Pasternack, Michael Prince and Richard M. Torre) are described in the accompanying Proxy Statement; and

2. Transact any other business that may properly be presented at the Annual Meeting.

If you owned Common Stock of Signature Eyewear, Inc. on June 6, 2005, the record date, you are entitled to attend and vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors,

Ted Pasternack
June 6, 2005	Corporate Secretary

IMPORTANT THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING EXPENSES INCIDENT TO THE COMPANY’S SOLICITATION OF PROXIES.

SIGNATURE EYEWEAR, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held on June 23, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Common Stock of Signature Eyewear, Inc. This Proxy Statement, which is furnished by the Board of Directors of Signature Eyewear, Inc., provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

When you complete, sign, date and return the proxy card, you appoint each of Richard Torre and Michael Prince, directors of Signature Eyewear, as your representatives at the Annual Meeting (your proxies). Mr. Torre and Mr. Prince will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Torre and Mr. Prince will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on June 6, 2005 to all shareholders entitled to vote. Shareholders who owned Common Stock on June 6, 2005 (the record date) are entitled to vote. On the record date, there were 6,301,889 shares of Common Stock outstanding. The Common Stock is our only class of voting stock outstanding.

We have enclosed our Form 10-K filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-K is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of five directors. The section entitled “Election of Directors” gives you more information on this proposal.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock. In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder. For example, if you hold 1,000 shares of Common Stock, you are entitled to 5,000 total votes in the election of directors (five - the number of directors - multiplied by one vote per share of Common Stock, or 5,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees, as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Mr. Torre and Mr. Prince (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either as a vote cast for or against in the election of directors.

How can I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement.

You may vote in person at the Annual Meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing at our corporate headquarters before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 6,301,889 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of June 6, 2005 must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 3,150,945 shares.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present at the Annual Meeting; or

•	has properly submitted a proxy card.

Who nominates individuals for election to the Board of Directors?

Nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.

How many votes must the director nominees have to be elected?

The five nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers’, nominees’, fiduciaries’ and other custodians’ reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

What are the Board of Directors’ recommendations?

The Board of Directors recommend a vote FOR election of the directors named in this Proxy Statement. The proxy holders will vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than four directors nor more than seven directors, with the exact number fixed from time to time by the Board. The authorized number of directors is currently five.

Under the Certificate of Determination creating our Series A 2% Convertible Preferred Stock (the “Series A Preferred”), because the Company had missed two dividend payments with respect to the Series A Preferred, the holders of the Series A Preferred have the right to cause the number of authorized directors to be increased by two and to elect directors to fill those vacancies. This right will continue until all arrears in dividends have been paid and dividends for the current period have been paid or declared and set aside for payment. As of the record date, there was one holder of the Series A Preferred, and this holder has advised the Company that it does not intend to exercise its right to elect directors.

The Board of Directors has nominated the five current directors for re-election by the holders of the Common Stock. Each nominee has indicated that he is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Torre and Mr. Prince (your proxies) may vote for another nominee proposed by the Board of Directors. If any director resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy until the next annual meeting.

Information About the Nominees

The following information is provided regarding the nominees:

Name	Age at 5/31/05	Year First Elected or Appointed Director	Principal Occupation
Edward Meltzer	69	2003	Mr. Meltzer has been the President of Elanday Equities, Inc., an exporter of various products, since 1987.
Drew Miller	46	2003

Mr. Miller has been the President of Heartland Consulting Group since 1994, and has been the President of Global Vantage Securities and Heartland Management Consulting Group. Mr. Miller is a Certified Management Accountant, Certified Mergers and Acquisitions Advisor, Certified Financial Planner and a Certified Government Financial Manager.

Ted Pasternack	63	2003	Mr. Pasternack is a certified public accountant who for more than the past five years has been a financial consultant through Betafam, Inc., a corporation wholly owned by him.
Michael Prince	56	1994

Mr. Prince joined the Company in 1993 and has served as the Chief Financial Officer and as a director of the Company since March 1994, and as Chief Executive Officer since April 2003. For more than 14 years before joining the Company, Mr. Prince’s primary occupation was as a principal with Prince & Company, a business consulting firm that he owned.

Richard M. Torre	59	2003

Mr. Torre has served as Chairman of the Board since April 2003. For the past seven years, he has been Chairman of Dartmouth Associates, Inc., a merchant and investment bank with diverse holdings in commercial banking, fish processing, office products and technology. Additionally, in 2001/02, he was Chairman of Global Vantage Securities, Inc., a broker-dealer, and Chairman of its affiliated invest-ment bank. He is currently also Chairman of Dauntless Capital Partners, LLC.; Chairman, The Hydrogen Fund; Chairman, Dartmouth Commerce of Manhattan, Inc. and Vice-Chairman, JLM Foodservices, Inc.

Board and Committee Meetings

The Board of Directors met ten times during fiscal 2004. Each director attended more than 75% of all meetings of the Board of Directors and Board Committees on which he served during the period he was a director in fiscal 2004.

Board Committees

The Board of Directors has an Audit Committee and a Compensation Committee.

Audit Committee. The functions of the Audit Committee and its activities during fiscal 2004 are described below under the heading “Report of the Audit Committee.”

The Audit Committee is comprised of two directors, Ted Pasternack (Chairman) and Drew Miller. Each of these directors is “independent” under the listing standards of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Mr. Pasternack, a member of the Audit Committee, is an “audit committee financial expert,” as that term is defined in Regulation S-K of the Securities and Exchange Commission.

The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter. A copy of the Audit Committee Charter is attached as Annex A to this Proxy Statement.

The Audit Committee met four times in fiscal 2004.

Compensation Committee. The Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers. The Committee consists of Messrs. Meltzer (Chairman), Miller and Pasternack. The Compensation Committee met four times in fiscal 2004.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended October 31, 2004, the Compensation Committee made all decisions regarding executive compensation other than grants of options under the 1997 Stock Plan. No interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The following is the Report of the Committee on executive compensation for the fiscal year ended October 31, 2004.

Compensation Philosophy. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals so as to align the interests of executive management with the long-term interests of the Company's shareholders, (2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other prescription eyeglass frame companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

Base Salary. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company.

As part of the Company’s recapitalization in April 2003, Michael Prince was appointed Chief Executive Officer. In connection with this appointment, the Company renegotiated Mr. Prince’s Employment Agreement to provide for a five-year term and a salary of $240,000 per year. In addition, Mr. Prince received 420,000 shares of Common Stock with vesting tied to the Company returning to profitability. Mr. Prince’s compensation in fiscal 2004 consisted solely of salary pursuant to his Employment Agreement; none of the shares he received under his Employment Agreement vested during the year.

Annual Cash Bonuses. Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Board of Directors. The Board considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in shareholder value, the achievement of corporate goals and individual performance. Based on the Company’s operating results for the fiscal year and the Company’s financial condition, the Company did not pay cash bonuses in fiscal 2004.

Long-Term Incentives. The Company can provide its executive officers with long-term incentive compensation through grants of awards under the Company's 1997 Stock Plan. To date, the only awards granted to executive officers under the Plan have been stock options. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. For several years prior to fiscal 2004, the Board of Directors did not grant awards under the Plan. In fiscal 2004, the Board of Directors determined to provide additional incentive to the executive officers other than Mr. Prince (whose compensation was covered by his Employment Agreement) through the grant of options.

Summary. The Board of Directors believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interests of the Company and its shareholders.

By the Compensation Committee

/s/ Edward Meltzer, Chairman
/s/ Drew Miller
/s/ Ted Pasternack

Nominations for Director

The Board of Directors fills vacancies on the Board of Directors and nominates a slate of directors for election at annual meetings of shareholders. Because all five of our directors participate in the process of identifying qualified director nominees, the Board of Directors does not believe that it is necessary to have a separate Nominating Committee. The Board of Directors does not have a written charter that governs the director nomination process.

The Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board. When considering candidates for director, the Board of Directors takes into account a number of factors, including the following (although candidates need not possess all of the following characteristics, and not all factors are weighted equally):

•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director

•	Fine moral character, good personal and business reputation

•	Industry knowledge, contacts and network of potential clients in industries served by the Company

•	Ability to be responsible, fair-minded, reliable, ethical and possess high integrity

•	Candidates from the local community who are well known and respected will be given preferential consideration

•	Prior experience on boards of directors

•	Senior-level management experience

•
Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience

The Board of Directors will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Board of Directors will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board of Directors members or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.

The Board of Directors will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. The Board of Directors will consider candidates recommended by shareholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than December 31 of the year prior to the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Board of Directors to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Compensation of Directors

Each outside director other than Richard M. Torre receives a monthly fee of $750 and a fee of $500 per meeting attended, and the chairman of each Board committee receives a quarterly fee of $250. Mr. Torre does not receive directors’ fees as a result of the consulting arrangement between the Company and Dartmouth Commerce of Manhattan, Inc., a corporation owned by Mr. Torre. In fiscal 2004, we paid directors’ fees totaling $40,000 to our outside directors.

We may also from time to time grant options or sell stock to our directors under our 1997 Stock Plan. In fiscal 2004, under the 1997 Stock Plan: (1) we sold to four non-employee directors a total of 250,000 shares for $0.16 per share; (2) granted to Richard M. Torre, Chairman of the Board, an option to purchase 100,000 shares for $0.12 per share; and (3) granted to each of the four non-employee directors (including Richard M. Torre) an option to purchase 25,000 shares of Common Stock for $0.16 per share. The market price of the common stock in the over-the-counter market as reported by Nasdaq on the date of each sale/grant was less than the sale/exercise price of the stock/option.

Director Attendance at Annual Meetings

We have scheduled a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict. Our last Annual Meeting was held in April 2000.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board nominees.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Signature Eyewear, Inc. specifically incorporates this Report by reference therein.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the Commission.

The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Signature Eyewear, Inc. and has received the written letter from the independent auditors required by Independence Standards Board Standard No. 1.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, Signature Eyewear’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings. Lastly, the Audit Committee met with management and discussed the engagement of Grobstein, Horwath & Company LLP as Signature Eyewear’s independent auditors.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004.

Management is responsible for Signature Eyewear’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Signature Eyewear’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is neither the Committee’s duty nor responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of Signature Eyewear and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Signature Eyewear’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, consultations and discussions with management and the independent auditors do not assure that Signature Eyewear’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Signature Eyewear’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Respectfully Submitted,

Ted Pasternack, Chairman
Drew Miller

OTHER INFORMATION

Security Ownership of Principal Shareholders, Directors and Executive Officers

The following table provides information as of the record date regarding the Common Stock and Series A Convertible 2% Preferred Stock (“Series A Preferred”) owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or Series A Preferred; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class	Number of Shares of Series A Preferred	Percent of Class
Edward Meltzer	96,600(2)	1.5%	—	—
Drew Miller	87,500	1.4	—	—
Ted Pasternack	124,800(3)	2.0	—	—
Michael Prince	1,039,278(4)	16.4	—	—
Richard M. Torre	1,787,500(5)	27.8	—	—
Kevin D. Seifert	50,344(6)	0.8	—	—
Raul Khantzis	12,500(7)	0.2	—	—
Bluebird Finance Limited Box 957, Road Town, Tortola British Virgin Islands	—	—	1,200,000	100%
Craig N. Springer 205 North Fourth Street Grand Junction, CO 81502	652,000(8)	10.2	—	—
All directors and executive officers as a group (9 persons)	3,225,522(9)	49.4	—	—
_______________________

(1) The business address of each director and executive officer (each person identified in the table other than Bluebird Finance Limited) is c/o Signature Eyewear, Inc., 498 North Oak Street, Inglewood, CA 90302.

(2) Represents shares held by trusts of which Mr. Meltzer is trustee.

(3) Includes 37,300 shares held by his spouse in her individual retirement account.

(4) Includes 44,000 shares that may be acquired upon exercise of options.

(5) Includes 125,000 shares that may be acquired upon exercise of options.

(6) Includes 22,000 shares that may be acquired upon exercise of options.

(7) Includes shares that may be acquired upon exercise of options.

(8) Includes (i) 550,000 shares owned by Springer Capital Corporation, a corporation owned by Mr. Springer; and (ii) 100,000 shares issuable upon exercise of warrants owned by Home Loan Investment Company; Mr. Springer shares voting and investment power with respect to these shares by virtue of being a director, officer and shareholder of that corporation.

(9) Includes 230,500 shares that may be acquired upon exercise of options.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. The Company believes that all of these persons filed all required reports on a timely basis in fiscal 2004 except: (i) Jill Gardner and Raul Khantzis were late in filing their Form 3s; and (ii) Richard M. Torre, Edward Meltzer, Drew Miller, Ted Pasternack, Jill Gardner, Raul Khantzis, Sheptanya Page, Kevin D. Seifert and Marie Welsch were late in filing Form 4s reporting options granted on February 1, 2004.

Executive Officers

The following table sets forth certain information regarding our executive officers (other than Mr. Prince, whose information is set forth under “Election of Directors—Information About the Nominees”).

Name	Age	Position	Principal Occupation
Jill Gardner	37	Vice President of Design
Ms. Gardner joined the Company in 2003 as Vice President of Design. She was appointed to the Management Executive Committee of the Company in October 2003. From 2000 to 2003, she was the Creative Director with Eyespace. From 1995 to 2000, Ms. Gardner was Director of Product Development with the Company.

Raul Khantzis	51	Vice President of International Sales
Mr. Khantzis joined the Company in 2003 as Vice President of International Sales. He was appointed to the Management Executive Committee of the Company in October 2003. From 2001 to 2003, he was Vice President of Domestic Distribution with Metzler International. During 2001, he was Director-International Division of Kenmark Optical, and from 2000 to 2001, he was Vice President-Sales with LBI. Mr. Khantzis was Operations Director of the Com-pany from 1999 to 2000.

Sheptanya Page	41	Director of Human Resources
Ms. Page joined the Company as Manager of Human Resources in 1999 and was promoted to Director of Human Resources in 2000. She was appointed to the Management Executive Committee of the Company in April 2003. From 1992 to 1999 she was Corporate Human Resources Manager for Authentic Fitness Corporation.

Kevin D. Seifert	42	Vice President-Operations	Mr. Seifert joined the Company in 1998 and has served as Vice President of Operations since 1999. He was appointed to the Management Executive Committee of the Company in April 2003.

Compensation of Executive Officers

The following table sets forth, as to each person who served as Chief Executive Officer at any time during the last fiscal year, and as to each of the other persons serving as executive officers as of October 31, 2004 whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year Ended October 31,	Salary	Bonus	Restricted Stock Awards ($)	Number of Securities Underlying Options (#)	All Other Com- pensation (1)

Michael Prince Chief Executive Officer and Chief Financial Officer(2)	2004 2003 2002	$240,000 228,462 215,500	— — —	— — —	— — —	$18,462 18,000 25,825
Marie Welsch(3) Vice President-Corporate Accounts	2004 2003	$150,000 150,000	— —	— —	12,500 —	— —
Kevin D. Seifert(4) Vice President-Operations	2004 2003	$110,835 118,385	— —	— —	12,500 —	— —
Raul Khantzis(4) Vice President of International Sales	2004 2003	$110,000 58,580(5)	— —	— —	12,500 —	— —
_______________________

(1) Includes Company contribution to 401(k) Plan and in fiscal 2003 cash-out of a portion of unused vacation at approximately 60% of accrued amount due to Company’s request to limit vacation during the period.

(2) Mr. Prince was appointed Chief Executive Officer in April 2003.

(3) Appointed executive officer in fiscal 2003; resigned in March 2005.

(4) Appointed executive officer in fiscal 2003.

(5) Commenced employment in June 2003.

The following table presents the number of stock options granted to the Named Executive Officers during the year ended October 31, 2004.

OPTIONS GRANTED DURING 2004

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Michael Prince	0	—	—	—	—	—
Marie Welsch	12,500(1)	20%	$0.20	9/1/2007	$1,375	$1,925
Kevin D. Seifert	12,500(1)	20%	$0.20	9/1/2007	$1,375	$1,925
Raul Khantzis	12,500(1)	20%	$0.20	9/1/2007	$1,375	$1,925

(1) The options vested on January 1, 2005; provided that options to purchase 7,500 shares vest if and only if the Company generates net income during the year ended October 31, 2004 and the optionee was employed by the Company on December 31, 2004; as the Company did not generate net income during the year, the options did not vest.

Stock Options Held at Fiscal Year End

The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at October 31, 2004 and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the over-the-counter electronic trading system under the symbol “SEYE” as of October 31, 2004 ($0.27 per share). No Named Executive Officer exercised any stock options during fiscal 2004.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexecuted Options at October 31, 2004		Value of Unexercised in-the-Money Options at October 31, 2004
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Prince	44,000	0	$ 0	$ 0
Marie Welsch	9,300	12,500	0	$875
Kevin D. Seifert	9,500	12,500	0	$875
Raul Khantzis	0	12,500	—	$875

Employment Agreement

Michael Prince has entered into an employment agreement with the Company. Under the employment agreement, he receives salary of $240,000 per year, subject to annual review for increase. He also received 420,000 shares of Common Stock, of which he must forfeit 210,000 shares if the Company has not achieved positive net income from ordinary operations in at least one fiscal year in the period 2003 to 2006, and must forfeit an additional 210,000 shares if the Company does not have net income from ordinary operations of at least $250,000 in at least one of the three fiscal years following the fiscal year it achieves positive net income. If prior to March 31, 2008 Mr. Prince’s employment is terminated without cause or he terminates his employment for “good reason”: (i) he will be entitled to a lump sum payment of all salary to which he would have been entitled under the employment agreement from the date of termination through March 31, 2008; and (ii) any of the 420,000 shares which have not vested will vest and be free of the risk of forfeiture.

Stock Plan

The Company adopted the Signature Eyewear, Inc. 1997 Stock Plan (the “Stock Plan “) in 1997. The purpose of the Stock Plan is to attract, retain and motivate certain key employees of the Company and its subsidiaries by giving them incentives that are linked directly to increases in the value of the Company’s Common Stock. Each executive officer, other employee, non-employee director or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the Stock Plan. A maximum of 800,000 shares of Common Stock may be issued pursuant to awards granted under the Stock Plan, subject to certain adjustments to prevent dilution. No person may receive awards representing more than 25% of the number of shares of

Common Stock covered by the Stock Plan (200,000 shares). Any shares of Common Stock subject to an award that for any reason expires or terminates unexercised are again available for issuance under the Stock Plan. The Stock Plan terminates in 2007.

The Stock Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (iii) any other security or benefit with a value derived from the value of the Common Stock. Any stock option granted pursuant to the Stock Plan may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or a nonqualified stock option.

The Board of Directors administers the Stock Plan. Subject to the provisions of the Stock Plan, the administrator has full and final authority to select the participants to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant to awards.

As of October 31, 2004, 250,000 shares had been issued under the Stock Plan, options to purchase 383,000 shares were outstanding, and 167,000 shares remained available for future awards.

Certain Relationships and Related Transactions

In April 2003, the Company entered into a three-year consulting agreement with Dartmouth Commerce of Manhattan, Inc. in connection with the Company’s recapitalization and the appointment of Richard M. Torre as Chairman of the Board. Mr. Torre owns Dartmouth Commerce. This agreement provides for the payment of annual compensation in the amount of $55,000 per year.

Code of Ethics

We have a code of ethics that applies to our directors, officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total shareholder return of our Common Stock during the period from November 1, 1999 to October 31, 2004, compared with the cumulative returns of the Nasdaq Stock Market (US Companies) Index and the Russell 2000 Index. The Comparison assumes $100 was invested on November 1, 1999 in our Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

INDEPENDENT PUBLIC ACCOUNTANTS

By letter received July 26, 2004, Singer, Lewak, Greenbaum & Goldstein, LLP (“SLGG”) resigned as our independent auditors. No report of SLGG on our financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and through August 3, 2004: (i) we had no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of SLGG, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) SLGG did not advise us of any of the events requiring reporting under Item 304(a)(1)(v) of Regulation S-K.

On August 23, 2004, we engaged Grobstein, Horwath & Company, LLP (“GHC”) to serve as our independent public accountants for the fiscal year ending October 31, 2004. The Audit Committee approved the appointment of GHC. Prior to such engagement, we did not consult with GHC regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor advice was provided to us that GHC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The Audit Committee has reappointed GHC as independent auditors to audit the financial statements of the Company for 2005, subject to approval of the audit scope and fees.

Aggregate fees billed to us by SLGG and GHC for professional services rendered with respect to our 2003 and 2004 fiscal years were as follows:

	2003	2004
Audit Fees	$73,000	$66,500
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees we paid GHC for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of financial statements included in Form 10-Qs, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

We expect a representative from GHC to be present at the Annual Meeting and the representative will have the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

The policy of the Audit Committee is that it must approve in advance all services (audit and non-audit) to be rendered by the Company’s independent auditors. The Audit Committee approved in advance the engagements of SLGG and GHC for their services in fiscal 2003 and 2004.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302. The letter should indicate that you are a shareholder of Signature Eyewear, Inc. and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about Signature Eyewear or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS

We anticipate holding our 2006 Annual Meeting in April 2006. If you wish to submit proposals to be included in our proxy statement for the 2006 Annual Meeting of Shareholders, we must receive them on or before December 31, 2005. Please address your proposals to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

OTHER MATTERS

Management does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2004, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

By Order of the Board of Directors

Dated: June 6, 2005	Ted Pasternak, Corporate Secretary

ANNEX A

SIGNATURE EYEWEAR, INC.

AUDIT COMMITTEE CHARTER

Adopted June 2003

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to (1) the quality and integrity of the financial reports of the Company, (2) the independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances while ensuring that the Company’s accounting and reporting practices are in accordance with all requirements and are all of the highest quality.

II.	CODE OF ETHICS

Members of the Signature Eyewear Audit Committee pledge to:

1.	Provide shareholders full and accurate financial information on the company.

2.	Probe for disagreements between auditors and Management.

3.	Ensure that the most accurate and reasonable accounting practices are employed, not aggressive or potentially misleading accounting methods.

III.	STATEMENT OF POLICY

The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal audit function.

•	Provide an open avenue of communication among the independent accountants, internal auditors, the Company’s operational management and the Board.

The Committee shall provide assistance to the Board in fulfilling the Board’s oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and the ethics programs as established by Management and the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Part VI of this Charter. The Committee may augment the activities defined by Part VI at its discretion.

IV.	COMPOSITION

The Committee shall be comprised of 2 Directors. Each member of the Committee must be an “independent” Director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes hereof, “independent” director shall mean a director who meets the National Association of Securities Dealers, Inc. definition of “independent” director.

Each member of the Committee must be financially literate and able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement (or will become able to do so in a reasonable period of time after his or her appointment to the Committee), and at least one member of the Committee must be an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission

The members of the Committee shall be elected by the Board and shall serve at the pleasure of the Board. The Board may replace Committee members or reconstitute the Committee at any time. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee members.

V.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. As part of its job to foster open communication, the Committee should meet at least annually with Management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

Meetings shall be held when called by any member of the Committee or otherwise as provided by the Bylaws, the call to be communicated orally or in writing to each member of the Committee at least 48 hours before the hour fixed for the meeting; the call shall be directed to each such person at his business address if during regular business hours, or to each such person's residence if not during regular business hours. All waivers of notice of meetings, consents to holding of meetings or written approvals of actions taken at meetings shall be made part of the minutes of the meetings.

Minutes shall be kept of all meetings of the Committee.

VI.	AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall:

1.  Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and be directly responsible for the compensation of the independent auditor;

2.  Be directly responsible for the oversight of the work of the independent auditor (who shall report directly to the Committee) for the purpose of preparing or issuing an audit report or related work;

3.  Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act which are approved by the Committee prior to completion of the audit; the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

4.  Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company;

5.  Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of Management;

6.  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit;

7.  Review and discuss with Management and the independent auditor the Company’s annual financial statements, including management’s discussion and analysis, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

8.  Review and discuss with Management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, or prior to the release of earnings;

9.  Discuss with Management the Company’s earnings press releases, including the use of any “pro forma” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

10.  Review with the independent auditor the auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and review and resolve any significant disagreements between the independent auditor and Management in connection with the preparation of the financial statements;

11.  Discuss with Management and the independent auditor, together and in separate executive sessions, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the critical accounting policies used by the Company, any significant changes in the Company’s selection or application of accounting principles, alternative accounting principles used which could be used by the Company, any major issues as to the adequacy of the Company’s internal controls or financial reporting processes and any special steps adopted in light of material deficiencies;

12.  Discuss separately with the independent auditor and Management (as required by Statement on Auditing Standard No. 61) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information, and any significant disagreements between the independent auditor and Management;

13.  Discuss with Management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

14.  Periodically review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls and reporting processes of the Company, and elicit any recommendations offered for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper;

15.  Review Company policy statements to determine their adherence to the Company’s Code of Ethics, as and when adopted by the Board;

16.  Discuss with Management and the independent auditor the Company’s major financial risk exposures (including potential or pending litigation) and steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

17.  Establish procedures for the confidential, anonymous submission of employee concerns regarding questionable accounting practices, internal controls, auditing matters or other company issues and for receiving, retaining and addressing complaints concerning them;

18.  Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, and the Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee;

19.  Review and update this Charter periodically, at least annually, as conditions dictate;

20.  Prepare any report to the Company’s shareholders required by the SEC for inclusion in the Company’s annual proxy statement.

VII.	LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.

The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

PROXY

SIGNATURE EYEWEAR, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SIGNATURE EYEWEAR, INC.

The undersigned hereby appoints Richard M. Torre and Michael Prince, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Shareholders of Signature Eyewear, Inc. to be held on June 23, 2005 at 498 North Oak Street, Inglewood, California, beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, in the manner indicated below and on the reverse side, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated June 6, 2005.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

SIGNATURE EYEWEAR, INC.

June 23, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of the following nominees as directors:

NOMINESS:
[   ]  Edward Meltzer
[   ]  Drew Miller
[   ]  Ted Pasternack
[   ]  Michael Prince
[   ]  Richard M. Torre

[ ] FOR ALL NOMINEES	[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ] FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  [X]

To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  [   ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND FORM 10-K OF SIGNATURE EYEWEAR, INC.

This proxy will be voted FOR the nominees, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Annual Meeting.

MARK  [X]  HERE IF YOU PLAN TO ATTEND THE MEETING.  [   ]

Signature of Shareholder ____________________ Date: ________
Signature of Shareholder ____________________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.